Exhibit 99

/CORRECTION — Equitable Resources, Inc. /

Earlier today, Equitable Resources, Inc. (NYSE: EQT) issued a press release announcing third quarter 2005 earnings of $0.38 per diluted share.  The “Utility revenues” and “Utility purchased gas costs” line items were incorrect on the Equitable Utilities segment page of today’s release.  The corrections for Equitable Utilities impact the three and nine months ended September 30, 2005, as well as the consolidated gross revenues and consolidated cost of sales on the Statement of Consolidated Income (unaudited) of today’s release.  These corrections do not impact net revenues or earnings.  The corrected tables follow.

EQUITABLE RESOURCES, INC. AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)

(Thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Operating revenues	$264,528	$205,847	$973,326	$846,914
Cost of sales	91,814	63,238	414,470	354,416
Net operating revenues	172,714	142,609	558,856	492,498

Operating expenses:
Operation and maintenance	22,891	20,985	71,599	59,954
Production	15,327	11,111	44,523	32,587
Selling, general and administrative	53,017	24,177	119,354	103,560
Impairment charges	—	—	7,835	—
Depreciation, depletion and amortization	23,505	21,809	70,320	65,186
Total operating expenses	114,740	78,082	313,631	261,287

Operating income	57,974	64,527	245,225	231,211

Gain on exchange of Westport for Kerr-McGee shares	—	—	—	217,212

Charitable foundation contribution	—	—	—	(18,226)

Gain on sale and tender of available-for-sale securities, net	19,438	—	80,257	3,024

Equity in (losses) earnings of nonconsolidated investments:
International investments	1,505	(3)	9,352	(39,137)
Other	220	235	444	613
	1,725	232	9,796	(38,524)

Other income, net	—	1,602	1,195	2,178

Minority interest	94	(105)	(652)	(834)

Interest expense	12,169	12,191	37,602	35,953

Income before income taxes	67,062	54,065	298,219	360,088
Income taxes	20,571	18,382	111,003	123,508

Net income	$46,491	$35,683	$187,216	$236,580

Earnings per share of common stock:
Basic:
Weighted average common shares outstanding	121,181	122,838	121,359	123,816
Net income	$0.38	$0.29	$1.54	$1.91

Diluted:
Weighted average common shares outstanding	123,576	125,660	124,016	126,556
Net income	$0.38	$0.28	$1.51	$1.87

(A)      Due to the seasonal nature of the Company’s natural gas distribution and energy marketing business, and the volatility of gas and oil commodity prices, the interim statements for the three and nine month periods are not indicative of results for a full year.

EQUITABLE UTILITIES
OPERATIONAL AND FINANCIAL REPORT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

OPERATIONAL DATA
Heating degree days (30-year average: Qtr-124; YTD-3,759)	34	88	3,465	3,533

Residential sales and transportation volume (MMcf)	1,292	1,496	16,838	18,292
Commercial and industrial volume (MMcf)	3,153	4,375	18,258	22,130
Total throughput (MMcf) - Distribution	4,445	5,871	35,096	40,422
Total throughput (Bbtu) - Pipeline	13,055	15,750	45,961	54,384

Net operating revenues (thousands):
Distribution
Residential	$11,856	$12,459	$72,771	$75,829
Commercial & industrial	4,903	5,730	33,553	35,946
Other	1,519	1,272	6,036	4,557
Pipeline	10,311	11,112	37,275	38,239
Marketing	7,575	4,424	27,867	19,003
	$36,164	$34,997	$177,502	$173,574

Operating expenses as a % of net operating revenues	120.68%	89.48%	65.87%	59.28%

Operating income (thousands):
Distribution	$(16,362)	$(3,777)	$22,898	$37,316
Pipeline	1,811	3,502	11,065	15,817
Marketing	7,074	3,955	26,619	17,547
Total	$(7,477)	$3,680	$60,582	$70,680

Capital expenditures (thousands)	$18,710	$13,857	$40,283	$43,427

FINANCIAL DATA (Thousands)
Utility revenues	$41,899	$37,632	332,113	$302,265
Marketing revenues	88,667	56,665	235,425	211,983
Total operating revenues	130,566	94,297	567,538	514,248

Utility purchased gas costs	13,310	7,059	182,478	147,694
Marketing purchased gas costs	81,092	52,241	207,558	192,980
Net operating revenues	36,164	34,997	177,502	173,574

Operating expenses:
Operating and maintenance	14,465	12,959	42,982	37,365
Selling, general and administrative	22,174	10,841	49,723	43,262
Impairment charges	—	—	3,841	—
Depreciation, depletion and amortization	7,002	7,517	20,374	22,267
Total operating expenses	43,641	31,317	116,920	102,894

Operating income	$(7,477)	$3,680	$60,582	$70,680